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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                October 14, 2003



                                ROTO-ROOTER, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                         1-8351               31-0791746
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification Number)


         2600 Chemed Center, 255 East Fifth Street, Cincinnati, OH 45202
         (Address of principal executive offices)             (Zip Code)


               Registrant's telephone number, including area code:
                                 (513) 762-6900





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 14, 2003, Roto-Rooter, Inc. ("Company") exercised two of its three Vitas Healthcare Corporation ("Vitas") Stock Purchase Warrants ("Warrants A and B") to acquire 4,158,000 shares of Vitas common stock for $18.0 million in cash. The cash was taken from the Company's balance of cash and cash equivalents, which totaled $72.6 million at September 30, 2003. The Company's common stock ownership in Vitas has a carrying value of $19.5 million and now represents approximately 37% of Vitas' outstanding common stock based on its capitalization as of September 30, 2003. Timothy S. O'Toole, a director and executive officer of the Company, is also a director of Vitas and serves as Chairman of Vitas' Board of Directors' Audit Committee.
     The Company is party to an Amended and Restated Investor Agreement with Vitas that restricts in a number of ways its full ownership rights in the shares purchased on exercise of Warrants A and B. A copy of such agreement is filed as an exhibit to this Report on Form 8-K.
     The Company will account for its 37% common stock interest in Vitas using the equity method of accounting including appropriate provisions for deferred income taxes. For the fiscal year ended September 30, 2002, Vitas reported net income of $13,789,000 and net service revenues of $359,200,000. For the nine months ended June 30, 2003, Vitas reported net income of $11,244,000 and net service revenues of $306,546,000.
     The Company's third Stock Purchase Warrant ("Warrant C") provides for the purchase of up to 1,636,000 shares of Vitas common stock at a price of $5.50 per share. Warrant C or the shares acquired upon exercise of Warrant C ("Warrant C Shares") are subject to repurchase by Vitas during the 90-day period following the date Vitas receives the Company's notice of exercise of Warrant C. The repurchase price of Warrant C or the Warrant C Shares is their fair market value as determined in good faith by the Vitas Board of Directors. Warrant C has a carrying value of $2.6 million and expires in April 2005.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of business acquired. The audited financial statements of Vitas for each of the three years ended September 30, 2003 and as of September 30, 2003 and 2002 will be provided in an amended report on Form 8-K no later than December 28, 2003.

(b)  Pro forma financial information.
     The unaudited pro forma consolidated statement of operations of the Company for the twelve months ended December 31, 2002 and for the nine months ended September 30, 2003 and 2002, which assume the Company exercised Warrants A and B as of the beginning of each period presented, will be provided in the amended report on Form 8-K referenced in Item 7(a), above.

     The unaduited pro forma consolidated balance sheet as of September 30, 2003, which assumes the Company exercised Warrants A and B as of September 30, 2003, will be provided in the amended report on Form 8-K referenced in
     Item 7(a), above.





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(c)  Exhibits

     Exhibit       SK 601                                                Page
     No.           Ref. No.    Description                               No.
     --------      --------    -----------                               -------

        1           (10)       Amended and Restated Investor             E-1 to
                               Agreement as of April 27, 2001,           E-39
                               between Vitas Healthcare Corporation
                               and Chemed Corporation.



                          CERTIFICATION AND SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             Roto-Rooter, Inc.
                                             (Registrant)


Dated: October 29, 2003                By    /s/  Arthur V. Tucker, Jr.
                                             -------------------------------
                                             Arthur V. Tucker, Jr.
                                             (Vice President and Controller)